Exhibit 23

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-87445, 333-09435 and 333-09503 of CompuDyne Corporation on Form S-8 of our report dated February 16, 2001, appearing in this Annual Report on Form 10-K of CompuDyne Corporation for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
McLean, Virginia
March 27, 2001